UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 26, 2011

NORWOOD FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-28364	23-2828306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Main Street, Honesdale, Pennsylvania	18431
3(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (570) 253-1455

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

NORWOOD FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)           On April 26, 2011, the Company held its annual meeting of stockholders.

(b)           The following is a record of the vote on each matter presented at the annual meeting.

(1)            Election of Directors
Nominee	For	Withheld	Broker Non-Vote

Daniel J. O’Neill	1,986,589	30,776	382,928
Dr. Kenneth A. Phillips	1,972,433	44,932	382,928

There were no abstentions in the election of directors.

(2)           Approval of a non-binding resolution on executive compensation.

For	Against	Abstain	Broker Non-Vote
1,890,141	81,208	46,016	382,928

(3)           Whether advisory votes on executive compensation should occur every one, two or threeyears.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
487,287	101,719	1,396,601	31,758	382,928

(4)	Ratification of appointment of S.R. Snodgrass, A.C. as independent auditors for the fiscal year ending December 31, 2011.

For	Against	Abstain
2,327,350	52,675	20,268

There were no broker non-votes on the ratification of auditors.

*     *     *     *     *

(d)           The Registrant’s Board of Directors has determined in light of the vote on Proposal 3 above to include a shareholder advisory vote on executive compensation in its proxy materials every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWOOD FINANCIAL CORP.
Date: April 28, 2011	By:	/s/ Lewis J. Critelli
Lewis J. Critelli President and Chief Executive Officer (Duly Authorized Representative)